Exhibit 99.1
News

For Release: Tuesday, April 28, 2026, at 6:30 a.m. ET

GM releases 2026 first-quarter results, declares quarterly dividend

DETROIT – General Motors (NYSE: GM) today reported first-quarter 2026 revenue of $43.6 billion, net income attributable to stockholders of $2.6 billion, and EBIT-adjusted of $4.3 billion.

The company is raising its full-year 2026 EBIT adjusted guidance due to a favorable adjustment of approximately $0.5 billion resulting from the U.S. Supreme Court decision regarding certain U.S. tariffs that were paid under the International Emergency Economic Powers Act. The company now expects gross tariff costs of $2.5 billion to $3.5 billion in 2026, down from the original estimate of $3.0 billion to $4.0 billion.

	Updated 2026 guidance	Previous 2026 guidance
Net income attributable to stockholders	$9.9 billion - $11.4 billion	$10.3 billion - $11.7 billion
EBIT-adjusted	$13.5 billion - $15.5 billion	$13.0 billion - $15.0 billion
Automotive operating cash flow	$16.8 billion - $20.8 billion	$19.0 billion - $23.0 billion
Adjusted automotive free cash flow	$9.0 billion - $11.0 billion	$9.0 billion - $11.0 billion
EPS-diluted	$10.62 - $12.62	$11.00 - $13.00
EPS-diluted-adjusted	$11.50 - $13.50	$11.00 - $13.00

GM announced today that its Board of Directors has declared a quarterly cash dividend on the company's outstanding common stock of $0.18 per share, payable June 18, 2026, to holders of the company's common stock at the close of trading on June 5, 2026.

An overview of quarterly results and financial highlights appears below. Visit the GM Investor Relations website to download the company's earnings deck and GM Chair and CEO Mary Barra's Letter to Shareholders.

Conference call for investors and analysts

Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Results Overview

	Three Months Ended
($M) except per share amounts	March 31, 2026	March 31, 2025	Change	% Change
Revenue	$43,624	$44,020	$(395)	(0.9)%
Net income (loss) attributable to stockholders	$2,627	$2,784	$(157)	(5.7)%
EBIT-adjusted	$4,253	$3,490	$764	21.9%
Net income margin	6.0%	6.3%	(0.3) ppts	(4.8)%
EBIT-adjusted margin	9.7%	7.9%	1.8 ppts	22.8%
Automotive operating cash flow	$533	$2,404	$(1,871)	(77.8)%
Adjusted automotive free cash flow	$1,269	$811	$457	56.4%
EPS-diluted	$2.82	$3.35	$(0.53)	(15.9)%
EPS-diluted-adjusted	$3.70	$2.78	$0.92	33.0%
GMNA EBIT-adjusted	$3,661	$3,286	$375	11.4%
GMNA EBIT-adjusted margin	10.1%	8.8%	1.3 ppts	14.8%
GMI EBIT-adjusted(a)	$123	$30	$94	n.m.
China equity income (loss)(a)	$165	$45	$120	n.m.
GM Financial EBT-adjusted	$688	$685	$4	0.5%
__________
(a)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

###

CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Guidance Reconciliations
The following table reconciles expected Net income attributable to stockholders to expected EBIT-adjusted (dollars in billions):

	Year Ending December 31, 2026
	Updated(a)	Previous
Net income attributable to stockholders	$ 9.9-11.4	$ 10.3-11.7
Income tax expense	2.6-3.1	2.6-3.2
Automotive interest expense, net	0.0	0.1
Adjustments	1.0	—
EBIT-adjusted	$ 13.5-15.5	$ 13.0-15.0
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected EPS-diluted to expected EPS-diluted-adjusted:

Year Ending December 31, 2026
	Updated(a)	Previous
Diluted earnings per common share	$ 10.62-12.62	$ 11.00-13.00
Adjustments	0.88	—
EPS-diluted-adjusted	$ 11.50-13.50	$ 11.00-13.00
__________
(a)Refer to the reconciliation of diluted earnings per common share to EPS-diluted-adjusted for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected automotive net cash provided by operating activities to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2026
	Updated(a)	Previous
Net automotive cash provided by operating activities	$ 16.8-20.8	$ 19.0-23.0
Less: Capital expenditures	10.0-12.0	10.0-12.0
Adjustments	2.2	—
Adjusted automotive free cash flow	$ 9.0-11.0	$ 9.0-11.0
__________
(a)These expected financial results do not include the potential impact of future adjustments related to special items.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2026				Three Months Ended March 31, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$39,349	$—	$—	$39,349	$39,860	$1	$—	$—	$39,861
GM Financial	—	4,276	(1)	4,275	—	—	4,164	(5)	4,159
Total net sales and revenue	39,349	4,276	(1)	43,624	39,860	1	4,164	(5)	44,020
Costs and expenses
Automotive and other cost of sales	35,027	—	1	35,028	35,029	163	—	(1)	35,191
GM Financial interest, operating, and other expenses	—	3,602	(1)	3,601	—	—	3,491	—	3,491
Automotive and other selling, general, and administrative expense	2,070	—	(1)	2,069	1,874	111	—	—	1,985
Total costs and expenses	37,097	3,602	(1)	40,698	36,903	274	3,491	(1)	40,668
Operating income (loss)	2,252	675	—	2,926	2,957	(273)	673	(4)	3,352
Automotive interest expense	158	—	—	158	152	30	—	(29)	152
Interest income and other non-operating income, net	307	—	—	307	334	2	—	(25)	310
Equity income (loss)	258	14	—	272	50	—	12	—	62
Income (loss) before income taxes	$2,658	$688	$—	$3,347	$3,188	$(301)	$685	$—	$3,572
Income tax expense (benefit)				642					719
Net income (loss)				2,705					2,853
Net loss (income) attributable to noncontrolling interests				(78)					(69)
Net income (loss) attributable to stockholders				$2,627					$2,784

Net income (loss) attributable to common stockholders				$2,614					$3,361

________
1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2026	March 31, 2025
Basic earnings per share
Net income (loss) attributable to stockholders	$2,627	$2,784
Adjustments(a)	(13)	577
Net income (loss) attributable to common stockholders	$2,614	$3,361

Weighted-average common shares outstanding	911	988

Basic earnings per common share	$2.87	$3.40
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$2,614	$3,361

Weighted-average common shares outstanding – diluted	926	1,002

Diluted earnings per common share	$2.82	$3.35
Potentially dilutive securities(b)	3	4
__________
(a)Includes a $593 million return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the three months ended March 31, 2025.
(b)Potentially dilutive securities attributable to Performance Stock Units (PSUs) and Restricted Stock Units (RSUs) at March 31, 2026 and outstanding stock options, PSUs, and RSUs at March 31, 2025 were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	March 31, 2026				December 31, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$14,670	$5,130	$—	$19,800	$15,062	$56	$5,826	$—	$20,945
Marketable debt securities	4,558	59	—	4,618	6,685	—	39	—	6,724
Accounts and notes receivable, net(a)	15,501	1,560	(679)	16,381	12,199	76	1,506	(727)	13,054
GM Financial receivables, net(b)	—	44,130	(379)	43,751	—	—	45,661	(395)	45,266
Inventories	15,593	—	(4)	15,590	14,472	—	—	(5)	14,467
Other current assets	3,239	5,734	8	8,981	3,167	9	5,130	6	8,312
Total current assets	53,562	56,613	(1,054)	109,121	51,585	141	58,162	(1,120)	108,767
Non-current Assets
GM Financial receivables, net	—	43,724	—	43,724	—	—	44,384	—	44,384
Equity in net assets of nonconsolidated affiliates	4,833	1,144	—	5,978	4,564	—	1,117	—	5,681
Property, net	52,038	128	—	52,166	51,458	99	126	—	51,683
Goodwill and intangible assets, net	2,986	1,349	—	4,336	3,018	—	1,348	—	4,366
Equipment on operating leases, net	—	33,344	—	33,344	—	—	33,686	—	33,686
Deferred income taxes	24,254	(1,571)	—	22,682	24,446	—	(1,486)	—	22,960
Other assets	8,035	1,587	—	9,622	8,226	47	1,483	—	9,756
Total non-current assets	92,147	79,706	—	171,853	91,712	147	80,658	—	172,517
Total Assets	$145,709	$136,319	$(1,054)	$280,974	$143,297	$288	$138,820	$(1,120)	$281,284
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$28,071	$516	$(675)	$27,912	$24,075	$1	$491	$(649)	$23,919
Short-term debt and current portion of long-term debt
Automotive(b)	785	—	(379)	406	1,120	7	—	(471)	656
GM Financial	—	35,888	—	35,888	—	—	35,012	—	35,012
Cruise	—	—	—	—	—	—	—	—	—
Accrued liabilities	26,071	4,443	—	30,514	28,956	54	4,744	—	33,754
Total current liabilities	54,927	40,847	(1,054)	94,720	54,151	63	40,248	(1,120)	93,342
Non-current Liabilities
Long-term debt
Automotive	15,522	—	—	15,522	15,522	70	—	—	15,591
GM Financial	—	75,940	—	75,940	—	—	79,018	—	79,018
Cruise	—	—	—	—	—	—	—	—	—
Postretirement benefits other than pensions	3,982	—	—	3,982	4,025	—	—	—	4,025
Pensions	4,701	11	—	4,712	4,977	—	11	—	4,988
Other liabilities	17,926	3,478	—	21,405	17,495	281	3,375	—	21,151
Total non-current liabilities	42,132	79,428	—	121,560	42,019	351	82,404	—	124,775
Total Liabilities	97,059	120,275	(1,054)	216,280	96,170	414	122,652	(1,120)	218,116
Equity
Common stock, $0.01 par value	9	—	—	9	9	—	—	—	9
Additional paid-in capital(c)	19,540	1,077	(1,076)	19,541	18,086	1,842	1,077	(1,076)	19,928
Retained earnings	37,043	16,341	1	53,386	37,024	(1,968)	16,467	1	51,524
Accumulated other comprehensive loss	(8,903)	(1,374)	—	(10,277)	(8,966)	—	(1,377)	—	(10,343)
Total stockholders’ equity	47,690	16,044	(1,075)	62,659	46,153	(126)	16,167	(1,075)	61,119
Noncontrolling interests(c)	961	—	1,075	2,036	974	—	—	1,075	2,049
Total Equity	48,650	16,044	—	64,694	47,127	(126)	16,167	—	63,168
Total Liabilities and Equity	$145,709	$136,319	$(1,054)	$280,974	$143,297	$288	$138,820	$(1,120)	$281,284
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.6 billion due from Automotive; and Automotive accounts receivable of $0.1 billion due from GM Financial at March 31, 2026; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.1 billion primarily due from GM Financial at December 31, 2025.
(b)Eliminations primarily related to GM Financial accounts receivable due from Automotive.
(c)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B, and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2026				Three Months Ended March 31, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$2,188	$517	$—	$2,705	$2,659	$(302)	$496	$—	$2,853
Depreciation and impairment of Equipment on operating leases, net	—	1,331	—	1,331	—	—	1,203	—	1,203
Depreciation, amortization, and impairment charges on Property, net	1,689	10	—	1,699	1,716	5	9	—	1,731
Foreign currency remeasurement and transaction (gains) losses	(60)	(4)	—	(64)	149	—	2	—	152
Undistributed earnings of nonconsolidated affiliates, net	(252)	(14)	—	(266)	497	—	(12)	—	485
Pension contributions and OPEB payments	(230)	(1)	—	(231)	(194)	—	(1)	—	(195)
Pension and OPEB (income) expense, net	10	1	—	11	(1)	—	—	—	—
Provision (benefit) for deferred taxes	117	105	—	222	39	—	104	—	143
Change in other operating assets and liabilities(a)(c)	(2,929)	(312)	784	(2,456)	(2,463)	(237)	76	2,313	(311)
Net cash provided by (used in) operating activities	533	1,633	784	2,950	2,404	(533)	1,877	2,313	6,061
Cash flows from investing activities
Expenditures for property	(1,500)	(12)	—	(1,512)	(1,809)	(2)	(4)	—	(1,816)
Available-for-sale marketable securities, acquisitions	(682)	(53)	—	(734)	(645)	—	—	—	(645)
Available-for-sale marketable securities, liquidations	2,812	33	—	2,845	1,065	—	—	—	1,065
Purchases of finance receivables(b)	—	(8,402)	(5)	(8,407)	—	—	(9,668)	(390)	(10,058)
Principal collections and recoveries on finance receivables(a)	—	10,545	(1,445)	9,100	—	—	11,642	(2,685)	8,956
Proceeds from sale of finance receivables	—	—	—	—	—	—	—	—	—
Purchases of leased vehicles	—	(3,274)	—	(3,274)	—	—	(4,212)	—	(4,212)
Proceeds from termination of leased vehicles	—	2,520	—	2,520	—	—	2,529	—	2,529
Other investing activities(b)	95	—	(1)	94	(1,059)	—	—	750	(310)
Net cash provided by (used in) investing activities	726	1,357	(1,451)	632	(2,448)	(2)	286	(2,326)	(4,490)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(2)	94	—	92	(18)	—	188	—	170
Proceeds from issuance of debt (original maturities greater than three months)(b)	—	8,376	—	8,376	2	334	16,896	(334)	16,897
Payments on debt (original maturities greater than three months)	(261)	(10,568)	17	(10,813)	(66)	(1)	(15,175)	26	(15,216)
Payment to purchase common stock	(800)	—	—	(800)	(2,012)	—	—	—	(2,012)
Issuance (redemption) of subsidiary stock(b)	—	—	—	—	—	—	—	(29)	(29)
Dividends paid(c)	(164)	(709)	650	(223)	(116)	—	(409)	350	(175)
Other financing activities	(291)	(29)	—	(321)	(123)	—	(55)	—	(178)
Net cash provided by (used in) financing activities	(1,519)	(2,837)	667	(3,689)	(2,334)	333	1,444	13	(543)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(123)	11	—	(113)	27	—	24	—	51
Net increase (decrease) in cash, cash equivalents, and restricted cash	(383)	163	—	(221)	(2,352)	(202)	3,632	—	1,078
Cash, cash equivalents, and restricted cash at beginning of period	15,241	9,043	—	24,284	14,561	322	8,081	—	22,964
Cash, cash equivalents, and restricted cash at end of period	$14,857	$9,206	$—	$24,063	$12,209	$120	$11,714	$—	$24,042
__________
(a)Includes eliminations of $1.4 billion and $2.6 billion in the three months ended March 31, 2026 and 2025 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Eliminations include intercompany funding activity from Automotive and GM Financial to Cruise in the three months ended March 31, 2025.
(c)Eliminations include dividends issued by GM Financial to Automotive in the three months ended March 31, 2026 and 2025.
Note: Certain intercompany transactions that are eliminated in consolidation are presented on a net basis.

General Motors Company and Subsidiaries1
The following tables summarize key financial information (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2026
Net sales and revenue	$36,401	$2,859	$90	$—	$39,349	$—	$4,276	$(1)	$43,624
Expenditures for property	$1,427	$53	$21	$—	$1,500	$—	$12	$—	$1,512
Depreciation and amortization	$1,541	$119	$5	$—	$1,665	$—	$1,341	$—	$3,005
Impairment charges	$25	$—	$—	$—	$25	$—	$—	$—	$25
Equity income (loss)(a)(b)	$136	$161	$(45)	$—	$252	$—	$14	$—	$266

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2025
Net sales and revenue	$37,388	$2,427	$46	$—	$39,860	$1	$4,164	$(5)	$44,020
Expenditures for property	$1,705	$94	$11	$—	$1,809	$2	$4	$—	$1,816
Depreciation and amortization	$1,588	$102	$27	$—	$1,716	$5	$1,212	$—	$2,934
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$242	$49	$—	$—	$291	$—	$12	$—	$303
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity income (loss) of $165 million and $45 million in the three months ended March 31, 2026 and 2025.
(b)Equity earnings related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, are presented in Automotive and other cost of sales as this entity has historically been integral to the operations of our business by providing battery cells for our electric vehicles (EVs). In the three months ended March 31, 2026 and 2025, equity earnings in Ultium Cell Holdings LLC were insignificant and $241 million.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons, and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment, and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense, and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are an integral part of its financial performance.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we cannot provide an expected effective tax rate without unreasonable efforts because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss) attributable to stockholders	$2,627	$2,784
Income tax expense (benefit)	642	719
Automotive interest expense	158	152
Automotive interest income	(173)	(191)
Adjustments
EV strategic realignment(a)	1,077	—
China restructuring actions(b)	(78)	—
Headquarters relocation(c)	—	26
Total adjustments	999	26
EBIT-adjusted	4,253	3,490
Operating segments
GM North America (GMNA)	3,661	3,286
GM International (GMI)	123	30
Cruise	—	(273)
GM Financial(d)	688	685
Total operating segments	4,473	3,728
Corporate and eliminations(e)	(219)	(238)
EBIT-adjusted	$4,253	$3,490
__________
(a)These adjustments were excluded because they relate to our strategic realignment of our EV capacity and manufacturing footprint, including Ultium's strategic realignment.
(b)These adjustments were excluded because they relate to restructuring activities associated with our operations in China, including an other-than-temporary impairment and restructuring charges recorded in equity earnings associated with our Automotive China JVs.
(c)These adjustments were excluded because they relate to the GM headquarters relocation, primarily consisting of accelerated depreciation and other relocation expenditures.
(d)GM Financial amounts represent EBT-adjusted.
(e)GM's automotive interest income and interest expense, legacy costs from the Opel / Vauxhall Business (primarily pension costs), corporate expenditures, and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended
	March 31, 2026		March 31, 2025
	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,614	$2.82	$3,361	$3.35
Adjustments(a)	999	1.08	26	0.03
Tax effect on adjustments(b)	(183)	(0.20)	(6)	(0.01)
Return from preferred shareholders(c)	—	—	(593)	(0.59)
EPS-diluted-adjusted	$3,430	$3.70	$2,789	$2.78
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of a return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the three months ended March 31, 2025.

The following table reconciles our effective tax rate to ETR-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2026			March 31, 2025
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$3,347	$642	19.2%	$3,572	$719	20.1%
Adjustments(a)	999	183		26	6
ETR-adjusted	$4,346	$825	19.0%	$3,598	$725	20.1%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	March 31, 2026	March 31, 2025
Net income attributable to stockholders	$2.5	$5.8
Average equity(a)	$64.1	$67.9
ROE	4.0%	8.6%
__________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	March 31, 2026	March 31, 2025
EBIT-adjusted(a)	$13.5	$14.6
Average equity(b)	$64.1	$67.9
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.3	16.0
Add: Average automotive net pension and OPEB liability	8.3	9.1
Less: Average automotive net income tax asset	(23.7)	(22.7)
ROIC-adjusted average net assets	$65.0	$70.2
ROIC-adjusted	20.8%	20.7%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended
	March 31, 2026	March 31, 2025
Net automotive cash provided by operating activities	$533	$2,404
Less: Capital expenditures	(1,500)	(1,809)
Add: EV strategic realignment	2,232	—
Add: GMI exit costs	4	4
Add: Buick dealer strategy	—	160
Add: Separation costs	—	53
Adjusted automotive free cash flow	$1,269	$811

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the three months ended March 31, 2026, 24.9% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by our Automotive operations (vehicles in thousands):

	Three Months Ended
	March 31, 2026	March 31, 2025
GMNA	793	827
GMI	106	85
Total	899	912

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) certain vehicles used by dealers in their business, including but not limited to courtesy transportation vehicles previously used by dealers that were sold to the end consumer. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture, including vehicle sales of non-GM trademarked vehicles, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by our dealers, distributors, and joint ventures; commercially available data sources, such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2026			March 31, 2025
	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	3,792	626	16.5%	4,032	693	17.2%
Other	924	117	12.6%	941	126	13.4%
Total North America	4,717	743	15.8%	4,973	819	16.5%
Asia/Pacific, Middle East, and Africa
China(a)	5,062	349	6.9%	5,811	443	7.6%
Other	5,786	108	1.9%	5,733	102	1.8%
Total Asia/Pacific, Middle East, and Africa	10,848	457	4.2%	11,545	545	4.7%
South America
Brazil	625	61	9.8%	552	56	10.1%
Other	454	33	7.3%	400	29	7.2%
Total South America	1,079	95	8.8%	951	85	8.9%
Total in GM markets	16,644	1,294	7.8%	17,469	1,448	8.3%
Total Europe	4,142	—	—%	4,238	1	—%
Total Worldwide(b)	20,786	1,295	6.2%	21,706	1,449	6.7%
United States
Cars	627	11	1.8%	707	17	2.5%
Trucks	1,010	324	32.1%	1,053	344	32.7%
Crossovers	2,155	291	13.5%	2,272	332	14.6%
Total United States	3,792	626	16.5%	4,032	693	17.2%
China(a)
SGMS		116			119
SGMW		233			324
Total	5,062	349	6.9%	5,811	443	7.6%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, and Sudan have been subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended
	March 31, 2026	March 31, 2025
GMNA	184	172
GMI	82	67
Total fleet sales	266	239

Fleet sales as a percentage of total vehicle sales	20.6%	16.5%